Exhibit 10.28

DATED	2009
MAD CATZ INTERACTIVE, INC

AMENDMENT TO
CONSIDERATION LOAN NOTE INSTRUMENT
AND
PROMISSORY NOTE

THIS AMENDMENT is made on June 24, 2009 (“the Amendment”) to (a) that certain Consideration Loan Note Instrument, dated as of 20 November 2007 (“the Instrument”) issued by MAD CATZ INTERACTIVE, INC a company incorporated and existing under the laws of Canada with incorporation number 294869-9 having its registered office at Brookfield Place 181 Bay Street Suite 2500 Toronto Ontario M5J 2T7 (“the Company”) to GUYMONT SERVICES SA as trustee of The Winkler Atlantic Trust c/o: HSBC Guyerzeller Trust Company AG Splugenstrasse 6 CH-8027 Zurich Switzerland (“the Holder”) and (b) that certain Promissory Note dated as of August 1, 2008 (“the Completion Note”) issued by the Company to THE WINKLER ATLANTIC TRUST aforesaid (“Winkler”)
WHEREAS
(A)	The Company and the Holder are parties to the Acquisition Agreement (as defined in the Instrument) which provides for the purchase by the Company of all the issued shares in the capital of Winkler Atlantic Holdings Limited

(B)	Pursuant to the Acquisition Agreement, the Company agreed to issue and allot to the Holder as part of the consideration payable under the Acquisition Agreement loan notes in a principal amount equal to $14,500,000 and the loan notes constituted by the Instrument were issued by the Company to the Holder to satisfy such obligation

(C)	Pursuant to the terms of an agreement between the Company and the Holder effective as of August 1, 2008 the Company issued the Completion Note to Winkler

(D)	the Company and the Holder desire to amend the Instrument in the manner described below
NOW THIS AMENDMENT WITNESSES that:
1.	PRELIMINARY

Capitalized terms used in this Amendment which are not otherwise defined shall have the same meaning as set forth in the Instrument

2.	ENTRY INTO EFFECT AND PERFORMANCE
2.1.1	This Amendment is conditional and shall become effective upon both the following being fulfilled:
(a)	the Company entering into with the Senior Lender and other obligors a Third Amended and Restated Loan Agreement and the same becoming effective (subject only to this Amendment becoming effective); and

(b)	receipt by the Holder of evidence that funds of the $20,000 payable by the Company pursuant to clause 8 below have been transmitted by wire transfer to an account requested by Holder
2.1.2	Simultaneously with and effective upon this Amendment becoming effective under clause 2.1.1:
(a)	that original Certificate issued by the Company to the Holder on 20 November 2007 in respect of Loan Notes for the original principal amount of $14,500,000 shall be delivered to the Company by the Holder for cancellation and the Company shall simultaneously with the execution of this Amendment deliver to the Holder a new Certificate for the principal amount of $14,500,000 under the Instrument as amended hereby, dated with the date upon which this Amendment becomes effective pursuant to clause 2.1.1; the cancellation of such original Certificate and issue of such new Certificate do not constitute redemption and reissue of the Loan Notes and are merely for the purpose of evidencing the amendments of the Instrument effected by this Amendment;

(b)	the Holder shall execute and deliver to the Company and the Senior Lender without charge therefor a counterpart of an Amended and Restated Intercreditor Agreement with the Senior Lender (being an Instrument and Agreement evidencing its subordination to the Senior Lender) on the terms already agreed between the parties
3.	AMENDMENTS TO INSTRUMENT

3.1	Title

Clause 2.1 of the Instrument shall be deemed to be deleted and replaced with the following wording:
“The Loan Notes shall be known as Convertible Unsecured Loan Notes 2019 and shall constitute a single series”
4.	AMENDMENT OF FORM OF LOAN NOTE CERTIFICATE AND CONDITIONS

4.1	Certificate

The form of certificate set out in Schedule 1 to the Instrument is hereby amended in its entirety so as to be in the form attached hereto as Schedule 1

4.2	Preliminary

Condition 1.1 is deemed to be deleted in its entirety and replaced with the following wording:

“The Loan Notes the subject of this certificate have been constituted by an Instrument executed as a deed by Mad Catz Interactive, Inc dated 20 November 2007, as amended by an Amendment dated {   insert date upon which this Amendment becomes effective under clause 2.1.1        } 2009 (“the Instrument”) and a copy of the Instrument may be obtained from the Company free of charge upon written request to it at its registered office”
4.3	Definitions

Condition 1.2 is hereby amended to take the following actions:
4.3.1	The definition of “Interest Rate” is deemed to be deleted in its entirety and replaced with the following wording:
“means through March 31, 2014 the rate of seven decimal point five per cent (7.5%) per annum and from and after April 1, 2014 the rate of nine per cent (9.0%) per annum”
4.3.2	The definition of “Emergency Credit Interest Rate” is deemed to be deleted in its entirety and replaced with the following wording:
“means the Interest Rate plus three decimal point five per cent (3.5%) per annum”
4.3.3	The definition of “Second Maturity Date” is deemed to be deleted in its entirety and replaced with the following wording:
“means March 31, 2019 or such earlier date on which the Loan Notes have been repaid in full”
4.3.4	The following definitions are deemed to be added in the appropriate alphabetical order:

““Additional Payment”	means a prepayment pursuant to Condition 4.1.5;”

““Additional Payment Date”	means the date that is thirty (30) days after the Company has filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission with respect to any fiscal year triggering an Additional Payment”

““Annual Payment Date”	means the last Business Day of each fiscal year of the Company, the first Annual Payment Date being 31 March 2010 and the last Annual Payment Date being on the Second Maturity Date”

““EBITDA”	means, with respect to any fiscal year, an amount equal to the Company’s net income for such fiscal year determined in accordance with United States generally accepted accounting principles, plus or minus, to the extent deducted or added in determining such net income for such fiscal year, and without duplication: (a) interest paid or payable or received or receivable; (b) income taxes paid or payable or refunds received or receivable in respect of income taxes; and (c) depreciation and amortization expenses.”

““Net Proceeds”	means the aggregate proceeds received by the Noteholders in respect of any sale of Conversion Shares less all costs and expenses incurred in connection with such sale of Conversion Shares (including without limitation legal fees and expenses, accounting fees and expenses, investment banking fees, brokerage and sales commissions and registration or other regulatory fees)”

““Quarterly Payment Date”	means the last Business Day of each fiscal quarter of the Company, the first Quarterly Payment Date being 30 June 2009 and the last Quarterly Payment Date being the Second Maturity Date”
4.4	Principal and Interest

Condition 3.1 is deemed to be deleted and replaced with the following wording:
“Subject to and in accordance with the Conditions the Company shall pay to the Noteholders entitled to the same:
3.1.1	the principal nominal amount of the Loan Notes or any part of the Loan Notes as and when the same falls due for payment under the Conditions

3.1.2 subject to Condition 3.3, interest accrued under the Conditions as and when the same is required under Condition 4.1”
4.5	Scheduled Payments

The title to Condition 4 (“REPAYMENT”) shall be deleted and replaced by “SCHEDULED PAYMENTS” and Conditions 4.1, 4.2 and 4.3 are deemed to be deleted and replaced with the following wording:
“4.1 Repayment Dates and Circumstances

Subject to these Conditions, the Company shall make the following payments, which shall be applied to outstanding interest and to outstanding principal in accordance with Condition 4.1.8:
4.1.1	Following Serious Event: The Company shall redeem the Loan Notes at par by payment to the Noteholders if and as so required and permitted by Condition 5.3, together with interest accrued under the Conditions upon the amount so repaid up to and including the actual date of payment

4.1.2	First Maturity Date: Subject to any election to the contrary pursuant to condition 7.2.2(c) and subject to the statement contained in a Conversion Notice pursuant to Condition 9.1.1, on the First Maturity Date the Company shall pay $500,000

4.1.3	Quarterly Payment Date: Subject to any election to the contrary pursuant to condition 7.2.2(c) and subject to the statement contained in a Conversion Notice pursuant to Condition 9.1.1, on each Quarterly Payment Date the Company shall pay $44,880.71 (or such less amount as is then outstanding)

4.1.4	Annual Payment Date: Subject to any election to the contrary pursuant to condition 7.2.2(c) and subject to the statement contained in a Conversion Notice pursuant to Condition 9.1.1, on each Annual Payment Date the Company shall pay $2,400,000 (or such less amount as is then outstanding) except that the amount paid on the first such Annual Payment Date (March 31, 2010) shall be $551,154.12

4.1.5	Additional Prepayments: Subject to any election to the contrary pursuant to condition 7.2.2(c) and subject to the statement contained in a Conversion Notice pursuant to Condition 9.1.1, if the Company has EBITDA of greater than $12,500,000 a year in each of two (2) consecutive fiscal years the Company shall pay on the Additional Payment Date with respect to the second such fiscal year $2,000,000 provided that any such payment shall not be required unless approved in writing by the Senior Lender (and there shall be no penalties incurred by the Company if such approval is not provided by the Senior Lender) and provided further that the Company shall not be obligated to make more than one such additional payment in any two (2) year period and that the amount of such additional payment shall be reduced by the amount of any voluntary prepayment(s) made pursuant to Condition 4.1.6 during the two (2) year period immediately prior to the payment under this Condition 4.1.5

4.1.6	Voluntary Prepayments: Notwithstanding anything to the contrary herein, the Company shall be permitted to prepay from time to time and on any day any amount without premium or penalty

4.1.7	Second Maturity Date: Subject to any election to the contrary pursuant to condition 7.2.2(c) and subject to the statement contained in a Conversion Notice pursuant to Condition 9.1.1, on the Second Maturity Date the Company shall repay at par the remaining principal and accrued interest (accrued up to and including the date of payment) on the Loan Notes then outstanding

4.1.8	Application of Payments: All payments made under this Condition 4:
(a)	shall be applied to outstanding interest and outstanding principal only and only in that order unless (solely with respect to payments made pursuant to Condition 4.1.6) the Company provides notice that payment is to be applied to outstanding principal first and outstanding interest second;

(b)	in the case of Additional Payments and voluntary prepayments pursuant to Conditions 4.1.5 or 4.1.6, the same shall be applied in or towards discharge of the payments required to be made by the Company under the foregoing provisions of this Condition 4.1 in inverse order to that in which they fall due for payment (ie latest first)”
4.1.9	Payment Schedule: By way of explanation but without any binding effect and so that the provisions of Conditions 4.1.1 to 4.1.8 shall have effect in priority to such schedule, there is attached as Annex A a schedule of the payments to be made under this Condition 4.1

4.2	Surrender of Certificate(s) upon Redemption
Intentionally Omitted

4.3	Balance Certificate
Intentionally Omitted”
4.6	Serious Events

Condition 5.1.1 is deemed to be deleted and replaced with the following wording:
“if the Company fails to make any payment when required to be made under Condition 4.1 and such failure is not remedied or cured within five Business Days after notice thereof to the Company is given by any Noteholder”
4.7	Immediate Repayment on Notice

Condition 5.3 is deemed to be deleted and replaced with the following wording:
“Subject to and only to the extent permitted by the terms of the Senior Lender Agreement or any successor agreement between the Senior Lender and the Noteholders, the Noteholders shall be entitled to require immediate repayment of all or any of the Loan Notes at any time during the continuance of a Serious Event Provided That during the continuance of the Senior Lender Agreement the Noteholders may not require such immediate repayment on the grounds of a Serious Event under condition 5.1.1 unless the Senior Lender grants consent for such requirement or itself takes steps to enforce any security granted to it by the Company or such requirement for immediate repayment is not prohibited by the terms of the Senior Lender Agreement or any successor agreement between the Senior Lender and the Noteholders”
4.8	Senior Lender Agreement

Condition 5.4 is deemed amended by adding the following wording:
“Each Noteholder further agrees to execute and deliver to the Company and each Senior Lender without charge therefor but upon reimbursement before delivery of the same of up to $20,000 for professional costs reasonably incurred in relation to the same such further instruments and agreements evidencing its subordination to such Senior Lender on terms no more onerous to such Noteholder than contained in the Amended and Restated Intercreditor Agreement entered into by such Noteholder on the date of this Amendment”
4.9	Undertakings by the Company

Condition 8.1 is deemed to be amended by adding the following wording to the end thereof:
“8.1.10 subject to receipt from the Noteholders of an agreement in form and substance acceptable to the Company to maintain the confidentiality of such information and to comply with applicable securities laws, the Company will provide to the Noteholders until the Loan Notes are repaid in full (a) at the same time it is sent to the Senior Lender the annual Board-approved forecast provided by the Company to the Senior Lender (b) a quarterly cash flow forecast and (c) a quarterly update by telephone of the Company’s performance against the forecast”
4.10	Notice of Conversion

Condition 9.1.1 shall be amended by deleting therefrom the words “it shall state whether the Loan Notes to be converted are those due for repayment on the First Maturity Date or the Second Maturity Date” and there shall be inserted in the place of the words so deleted the words “it shall identify the Loan Notes to be converted by reference to their due date for repayment under Condition 4.1”
4.11	Agreements Regarding Conversion

A new Condition 9.7 is hereby added to the Loan Note to read as follows:
“9.7 Sale of Conversion Shares
9.7.1	In the event that the market price of the Conversion Shares exceeds the Conversion Rate, the Company will use reasonable commercial efforts to identify potential purchasers of the Conversion Shares and to introduce such purchasers to the Noteholders

9.7.2	The Noteholders agree to convert pursuant to Condition 9 such portion of the principal amount of the Loan Notes into Conversion Shares as any purchaser desires to purchase in a transaction that will provide to the Noteholders Net Proceeds per Conversion Share in excess of the Conversion Rate and to sell such Conversion Shares to such purchaser

9.7.3	The Company shall manage the sale process of any Conversion Shares pursuant to this Condition 9.7 and shall deduct the expenses of such actions from the gross sale proceeds in determining the Net Proceeds to be provided to the Noteholders

9.7.4	Neither the Company nor any Noteholder shall have any obligation to incur any out-of-pocket expenses in connection with such conversion and sale transaction as such transaction must be self funding (i.e. all expenses of such transaction shall be paid from the proceeds of the sale and leave Net Proceeds per Conversion Share in excess of the Conversion Rate)

9.7.5	Notwithstanding the foregoing:
(a)	the conversion of Loan Notes into Conversion Shares, the issue of the resultant Conversion Shares, the sale and transfer of the Conversion Shares to the purchaser and the receipt by the Noteholders of the Net Proceeds shall be effected simultaneously and if and to the extent that the Noteholders do not receive any Net Proceeds the corresponding conversion of Loan Notes into Conversion Shares shall not have effect;

(b)	the Company shall indemnify the Noteholders against all expenses of sale incurred by or with the agreement of the Company; provided that the Noteholders acknowledge and agree that such expenses shall be fully satisfied from the gross proceeds of the sale of Conversion Shares so long as the Net Proceeds per Conversion Share exceed the Conversion Rate”
5.	AMENDMENTS TO THE COMPLETION NOTE

The Completion Note is hereby amended such that the maturity date thereunder shall be March 31, 2010 and all principal and interest outstanding on such date, which the parties agree shall be $948,845.88, shall be paid on such date (and upon and by such payment the Completion Note will be cancelled). If the Company defaults in payment of the said sum it shall pay to Winkler Interest upon so much of the same as remains unpaid after such due date from time to time, at the Emergency Credit Interest Rate Subject to the foregoing the terms of the Completion Note remain in full force and effect and in the event of any conflict between the terms of the Completion Note and this Amendment the terms of this Amendment shall control

6.	NO OTHER AMENDMENTS

Except as expressly amended by this Amendment, the terms of the Instrument remain in full force and effect. In the event of any conflict between the terms of the Instrument and this Amendment the term of this Amendment shall control

7.	RELEVANT COMMITMENTS

The Company acknowledges its continuing liability under clause 6.4 of the Acquisition Agreement in respect of Relevant Commitments

8.	EXPENSES OF THIS AMENDMENT

The Company agrees to pay to the Noteholders a fixed fee of $20,000 at execution of this Amendment to pay the Noteholders’ expenses in connection with the negotiation and execution of this Amendment, including legal and consulting fees

9.	MISCELLANEOUS

This Amendment may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Amendment and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person

10.	GOVERNING LAW

This Amendment shall be governed and construed in all respects by the laws of England and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of England

SIGNED BY	)	/s/ Werner Schweiter
	)	Werner Schweiter
for and on behalf of	)
GUYMONT SERVICES SA (in Liqu.))		/s/ Marzell Beck
in the presence of:	)	Marzell Beck

Witness Signature: /s/ D. Eggenberger
Name: David Eggenberger

Address: Bawargs 8, 7204 Unkvaz

Occupation: Secretary

SIGNED BY	)
	)	/s/ Darren Richardson
for and on behalf of MAD	)
CATZ INTERACTIVE, INC.	)
in the presence of:	)

Witness Signature: /s/ Michael Guerero
Name: Michael Guerero

Address:	7480 Mission Valley Rd. Suite 101 San Diego, CA 92108

Occupation:	Contracts Manager

SCHEDULE 1
Clause 1 : Form of Loan Note Certificate and Conditions
Certificate No.             representing $     Nominal Amount of Loan Notes
MAD CATZ INTERACTIVE, INC
A company incorporated in Canada
corporate ID number 294869-9
(“the Company”)
ISSUE OF $14,500,000 CONVERTIBLE
UNSECURED LOAN NOTES 2019
(“the Loan Notes”)
Issued under the authority of the statutes and by-laws of the Company and pursuant to a Resolution of the Board of Directors of the Company passed on {                           } 2009
THIS IS TO CERTIFY THAT                                                      of                                                                                is the registered holder of                                          US DOLLARS ($     ) nominal amount of the Loan Notes which Loan Notes are constituted by an Instrument entered into by the Company on November 20, 2007 as amended by an Amendment entered into by the Company with Guymont Services SA and The Winkler Atlantic Trust on {          } 2009 (“the Instrument”) and are issued with the benefit of and subject to the provisions contained in the Instrument and the Conditions endorsed on or attached to this certificate (“the Conditions”)

DATED	2009

DULY EXECUTED	)
by MAD CATZ INTERACTIVE, INC	)
acting by its authorised officer	)
Name:
Status:

Notes:	(1)	The Company will not register any transfer of any Loan Notes unless the Certificate or a suitable indemnity is produced relating to such Loan Notes. The Certificate or a suitable indemnity must be surrendered before any transfer, whether for the whole or any part of the Loan Notes represented hereby, can be registered or a new certificate issued in exchange.

	(2)	The Loan Notes are transferable in part in amounts of not less than $1,000 nominal or as a whole, subject to the restrictions on transfer contained in the Conditions.

	(3)	The Loan Notes are not and will not be the subject of any listing, permission to deal or registration on any investment exchange or with any other authority.

	(4)	The Loan Notes shall not be offered to the public for purchase.

	(5)	The address of the Transfer Office is 7840 Mission Valley Road Suite 101 San Diego 92108.

	(6)	The Loan Notes are subject to set-off of any Provisional Claims and any Substantiated Claims as provided in the Conditions and amounts of the Loan Notes the subject of this Certificate may be cancelled to the extent necessary to satisfy such Substantiated Claims

	(7)	Accelerated payment of the Loan Notes following the occurrence of a Serious Event under the Conditions is restricted under the terms of the Senior Lender Agreement (as those terms are defined in the Conditions).

Annex A

June 30, 2009	44,881
September 30, 2009	44,881
October 31, 2009	500,000
December 31, 2009	44,881
March 31, 2010*	1,544,881

June 30, 2010	44,881
September 30, 2010	44,881
December 31, 2010	44,881
March 31, 2011	2,444,881

June 30, 2011	44,881
September 30, 2011	44,881
December 31, 2011	44,881
March 31, 2012	2,444,881

June 30, 2012	44,881
September 30, 2012	44,881
December 31, 2012	44,881
March 31, 2013	2,444,881

June 30, 2013	44,881
September 30, 2013	44,881
December 31, 2013	44,881
March 31, 2014	2,444,881

June 30, 2014	44,881
September 30, 2014	44,881
December 31, 2014	44,881
March 31, 2015	2,444,881

June 30, 2015	44,881
September 30, 2015	44,881
December 31, 2015	44,881
March 31, 2016	2,444,881

June 30, 2016	44,881
September 30, 2016	44,881
December 31, 2016	44,881
March 31, 2017	2,444,881

June 30, 2017	44,881
September 30, 2017	44,881
December 31, 2017	44,881
March 31, 2018	2,444,881

June 30, 2018	44,881
September 30, 2018	44,881
December 31, 2018	44,881
March 31, 2019	2,444,877

*	Includes payment under the Completion Note in the amount of $948,845.88